SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                         _______________


                            FORM 8-K
                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):
                          March 3, 1999


                     REYNOLDS METALS COMPANY
                     -----------------------
     (Exact name of registrant as specified in its charter)




   Delaware                  1-1430                 54-0355135
   --------                  ------                 ----------
(State of Incorporation)  (Commission             (IRS Employer
                          File Number)        Identification Number)




                     6601 West Broad Street
                         P.O. Box 27003
                  Richmond, Virginia 23261-7003
                  -----------------------------
            (Address of Principal Executive Offices,
                       including zip code)


                         (804) 281-2000
      (Registrant's Telephone Number, including area code)

Item 5.  Other Events.

     The Registrant today announced that, assuming more favorable pricing for the balance of the year, its outlook for the full year 1999 remains in the range of 1998 results, which were $3.47 per share from operations. For the first quarter, however, extremely low primary aluminum prices will adversely affect results and will make even more pronounced the Registrant's historically weak first-quarter performance.

     "Later in the year, we will benefit from increased sales of our packaging and consumer products, with the fourth quarter being the strongest due to the holiday season," said Jeremiah J. Sheehan, Chairman and Chief Executive Officer of the Registrant. "For the full year 1999, if primary aluminum prices move up to the average level we realized in 1998, we have the potential to report results that are more in line with the full year 1998 than the first quarter would indicate," he said.

     The Registrant reported income from operations for the 1998 first quarter of $58 million. The current LME price estimate for the quarter of 55 cents per pound is 13 cents lower than the year ago quarter. This is an all-time low adjusted for inflation and a five-year low on a nominal basis. While the Registrant expects to offset part of the effect of low prices with improved costs, lower interest expense and higher value-added primary aluminum sales, operating earnings for the 1999 first quarter will be about breakeven.

     In addition, the Registrant's 35%-owned can manufacturing operations in Brazil have been affected by the currency devaluation. While it is too early to forecast the final impact on first-quarter operating results, the Registrant believes it could be $10 million, or 15 cents per share.

     Statements in this report concerning future expectations constitute forward-looking statements. Such statements involve a number of risks and uncertainties. Among other factors that could cause actual results to differ materially from those projected are: (1) continued low primary aluminum prices; (2) adverse changes in cyclical demand conditions or material costs;
(3) failure to successfully complete the remainder of the Registrant's portfolio review process, to achieve its cost and interest expense reduction goals or to successfully implement its strategic growth programs; (4) failure to complete the Registrant's major capital projects as scheduled and within budget; (5) further or continued adverse economic conditions in Brazil and other emerging markets where the Registrant does business; (6) unanticipated material legal proceedings or investigations; (7) loss of or a significant downturn in the business of a key customer; (8) failure of the Registrant or critical third parties with which Reynolds does business to be Year 2000 compliant; and (9) the other risk factors summarized in the Registrant's SEC reports, including but not limited to those summarized in Management's Discussion and Analysis in its Form 10-Q Report for the third quarter of 1998.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   REYNOLDS METALS COMPANY



                                   By:  /s/ Allen M. Earehart
                                        -----------------------
                                          Allen M. Earehart
                                          Senior Vice President
                                           and Controller

Dated:  March 3, 1999